UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2012

C&F FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

802 Main Street, West Point, Virginia	23181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On April 11, 2012, C&F Financial Corporation (the “Corporation”) entered into a letter agreement, including Schedule A thereto (the “Letter Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Corporation redeemed the remaining 50%, or 10,000 shares, of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”) issued to Treasury on January 9, 2009 under the Capital Purchase Program.  In connection with this redemption, on April 11, 2012, the Corporation paid Treasury $10 million in liquidation value and $77,778 of accrued and unpaid dividends associated with the 10,000 shares of redeemed Preferred Stock.  The Corporation had previously redeemed 50%, or 10,000 shares, of Preferred Stock on July 27, 2011.

A copy of the Letter Agreement is attached as Exhibit 10.28 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.  The foregoing summary of the Letter Agreement is qualified in its entirety by reference thereto.

Item 7.01              Regulation FD Disclosure.

On April 12, 2012, the Corporation issued a news release announcing the redemption of the 10,000 shares of Preferred Stock as further described above.  A copy of the Corporation’s news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01              Financial Statements and Exhibits.

(d)         Exhibits

10.28	Letter Agreement, dated April 11, 2012, between C&F Financial Corporation and the United States Department of the Treasury

99.1	C&F Financial Corporation news release dated April 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(Registrant)

Date: April 12, 2012	By:	/s/ Thomas F. Cherry
Thomas F. Cherry
Chief Financial Officer